UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
(Date of earliest event reported)
February 25, 2009

FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10006 COMMISSION FILE NUMBER	75-1301831 (IRS Employer Identification No.)
1145 Empire Central Place Dallas, Texas 75247-4309 (Address of Principal Executive Offices)		(214) 630-8090 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

a)
On February 27, 2009 the Company and its banks agreed to the terms of the Fifth Amendment to the Amended and Restated Credit Agreement between Comerica Bank as administrative agent for itself and other banks, LaSalle Bank National Association, as collateral agent and syndication agent for itself and other banks and FFE Transportation Services, Inc., as Borrower and certain of its affiliates as of October 12, 2006. A copy of the Fifth Amendment is attached as Exhibit 10.4.

The amendment will enable the Company to pay cash dividends on the Company’s Common Stock in an aggregate amount not to exceed (a) $540,000 during the quarter ending March 31, 2009 and (b) $540,000 during the quarter ending June 30, 2009 provided that the quarter ending March 31, 2009 net loss does not exceed $1.5 million.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
a)
In connection with the appointment of Mr. Ronald J. Knutson as Senior Vice President and Chief Financial Officer of Frozen Food Express Industries, Inc. (the “Company”) as previously announced on January 19, 2009, the Company entered into a Change in Control Agreement with Mr. Knutson effective February 25, 2009.  The form of the agreement is substantially similar to the form of Change in Control Agreement entered into with the other executive officers of the Company that is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 11, 2006 and incorporated herein by reference.

b)
On February 25, 2009 the Company’s Board of Directors adopted the Third Amendment to the Frozen Food Express Industries, Inc. 401(K) Savings Plan (the “Plan”), which was adopted to adjust the Company’s matching contribution to the Plan from 50% of the first 4% of a participant’s compensation to 25% of the first 4% of a participant’s compensation.  The Third Amendment to the Frozen Food Express Industries, Inc. 401(K) Savings Plan is attached as Exhibit 10.2.

c)
On February 25, 2009 the Company’s Board of Directors amended the FFE Transportation Services Inc. Amended 2005 Executive Bonus and Restricted Stock Plan to provide for incentive bonus opportunities for executives based upon pre-established pre-tax income levels.  This is a change from the previous plan which was based primarily upon reaching targeted operating ratio percentages (adjusted operating expenses divided by adjusted revenues).  A copy of the FFE Transportation Services Inc. Amended 2005 Executive Bonus and Restricted Stock Plan is attached as Exhibit 10.3.

d)
On February 25, 2009, the Company announced the promotion of John T. Hickerson, 57, to Senior Vice President and Chief Marketing Officer of the Company.  Mr. Hickerson had previously served in the capacity of Senior VP and CMO of FFE Transportation Services and President of FFE Logistics, Inc., a position he will continue to fill.  Prior to joining the Company, Mr. Hickerson served as Chairman and CEO of Pacer Transport, Inc. in 2006 and as Vice President of Domestic Intermodal at the BNSF Railway from 2004 through 2005.

The Company has agreed to pay Mr. Hickerson an annual base salary of $256,150 which is subject to annual increases as set from time to time by the Compensation Committee of the Company’s Board of Directors. Mr. Hickerson will participate in the FFE Transportation Services, Inc. Amended 2005 Executive Incentive Bonus and Restricted Stock Plan (“Executive Plan”).  Under the Executive Plan, Mr. Hickerson is eligible for an annual cash bonus up to 125% of his base salary and shares of restricted stock of the Company up to 50% of the value of the cash bonus which vest in equal amounts over a period of three years.  Mr. Hickerson also participates in the FFE Transportation Services, Inc. Incentive Bonus Plan with a maximum payout of 3 weeks of his base salary.

Mr. Hickerson receives a car allowance of $6,000 per year and is eligible for a holiday bonus equivalent to one week of the base salary.  Mr. Hickerson is also reimbursed by the Company for club membership dues of $6,600 per annum.  Mr. Hickerson continues to participate, or be eligible to participate, in the Company’s broad-based programs including health, disability and life insurance programs, the Frozen Food Express Industries, Inc. 401(K) Savings Plan, the Frozen Food Express Industries, Inc. Amended 2005 Executive Bonus and Restricted Stock Plan and the FFE Transportation Services, Inc. 401(K) Wrap Plan.  He also participates in the Key Employee Supplemental Medical Plan.

e)
On February 25, 2009, the Company’s Board of Directors also appointed John T. Hickerson to the board as a Class II Director. It is expected that Mr. Hickerson will be a nominee for election by shareholders at the Company’s 2009 annual meeting for a full three-year term. Mr. Hickerson was appointed to fill the unexpired position vacated by Thomas G. Yetter in January, 2009. There are no transactions to which the Company or any of its subsidiaries is a party, and in which Mr. Hickerson or any member of his immediate family has a material interest, that is required to be disclosed under Item 404(a) of Regulation S-K. A copy of the press release announcing his appointment as a director is furnished, but not filed, with the Commission as Exhibit 99.1 this Current Report on Form 8-K.

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

a)
On February 25, 2009, the Company’s Board of Directors adopted amendments to and restated the Company’s Bylaws to provide constitution and powers, meetings, records and vacancies direction for the current standing committees and to allow for special meetings of the committees to be called upon 24 hours notice, a decrease from 72 hours previously required.  The Amended and Restated Bylaws of Frozen Food Express Industries, Inc. is attached as Exhibit 3.1.

ITEM 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

a)	The Company adopted a revised Code of Business Conduct and Ethics (the “Code”) on February 27, 2009 that was revised to include, but not limited, to the following:

•	Appoints a Code Compliance Officer;
•	Provides that the Board of Directors is responsible for the oversight and implementation of the Code by its charter;
•	Provides that the Board will review reports of the Nominating and Corporate Governance Committee;
•	Requires that any leases, equipment purchases or other contracts with officers, directors, or affiliates of the Company be approved by a majority of the independent directors;
•	Requires that any changes to the Code obtain approval from the Nominating and Corporate Governance Committee and a majority of the disinterested members of the board;
•	Prohibits employees of the Company from providing personal services to the officers;
•	Any material modifications to the Code be disclosed to the Company’s shareholders; and
•	Directs all inquiries regarding the Code to the Code Compliance Officer.

        A copy of the Code of Business Conduct and Ethics is attached as Exhibit 14.1.

ITEM 7.01.	Regulation FD Disclosure

a)
On February 27, 2009 the Company announced that it will hold an earnings call for the fourth quarter and annual financial and operating results on Thursday, March 5, 2009 at 10:00 Central Standard Time.  A copy of the press release is attached as Exhibit 99.2.

ITEM 8.01.	Other Events

a)
On February 27, 2009, the Company’s Board of Directors declared a quarterly cash dividend of $0.03 per share of the Registrant’s Common Stock to be paid on March 31, 2009 to holders of record as of March 13, 2009.  A copy of the press release announcing this action is furnished to, but not filed with, the Commission as Exhibit 99.2.

b)
On February 25, 2009, the responsibilities of the Nominating Committee were expanded to include certain corporate governance activities in connection with the administration of the Code.  The Nominating Committee was renamed the Nominating and Corporate Governance Committee and approved a charter that outlines its primary responsibilities.  The Nominating and Corporate Governance Committee Charter is attached as Exhibit 14.2.

ITEM 9.01.	Financial Statements and Exhibits
(a)	Financial statements of business acquired.
Not applicable.
(b)	Pro-forma financial information.
Not applicable.
(c)	Shell company transactions.
Not applicable.
(d)	Exhibits
	3.1	Amended and Restated Bylaws of Frozen Food Express Industries, Inc.
	10.1	Form of Change in Control Agreement (filed as exhibit 10.1 to Company's Report on Form 8-K filed with the Commission on August 11, 2006 and incorporated herein by reference)
	10.2	Third Amendment to the Frozen Food Express Industries, Inc. 401(K) Savings Plan
	10.3	FFE Transportation Services Inc. Amended 2005 Executive Bonus and Restricted Stock Plan
	10.4	Fifth Amendment to the Amended and Restated Credit Agreement among Comerica Bank as administrative agent for itself and other banks, LaSalle Bank National Association, as collateral agent and syndication agent for itself and other banks and FFE Transportation Services, Inc. as Borrower and certain of its affiliates as of October 12, 2006.
	14.1	Code of Business Conduct and Ethics
	14.2	Nominating and Corporate Governance Committee Charter
	99.1	Press release regarding the appointment of John T. Hickerson as Senior Vice President and Chief Marketing Officer and to the Company’s Board of Directors
	99.2	Press release regarding the payment of a cash dividend, announcement of the fourth quarter and annual earnings call and the date, time and location of the annual shareholders meeting

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FROZEN FOOD EXPRESS INDUSTRIES, INC.
Dated: March 2, 2009	By:	/s/ Ronald J. Knutson
Ronald J. Knutson Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.		Exhibit Title
	3.1	Amended and Restated Bylaws of Frozen Food Express Industries, Inc.
	10.2	Third Amendment to the Frozen Food Express Industries, Inc. 401(K) Savings Plan
	10.3	FFE Transportation Services Inc. Amended 2005 Executive Bonus and Restricted Stock Plan
	10.4	Fifth Amendment to the Amended and Restated Credit Agreement among Comerica Bank as administrative agent for itself and other banks, LaSalle Bank National Association, as collateral agent and syndication agent for itself and other banks and FFE Transportation Services, Inc. as Borrower and certain of its affiliates as of October 12, 2006.
	14.1	Code of Business Conduct and Ethics
	14.2	Nominating and Corporate Governance Committee Charter
	99.1	Press release regarding the appointment of John T. Hickerson as Senior Vice President and Chief Marketing Officer and to the Company’s Board of Directors
	99.2	Press release regarding the payment of a cash dividend, announcement of the fourth quarter and annual earnings call and the date, time and location of the annual shareholders meeting